EXHIBIT 10.2

G-MES HOLDINGS INC.

EMPLOYMENT ARRANGEMENT DESCRIPTION

SAMUEL SAW PENG HAO

Beginning August 31, 2016, the Company will pay Mr. Saw a salary of S$15,000 (Singapore dollars) per month, as well as the statutory employment benefits prescribed by the Employment Act of the Statutes of the Republic of Singapore.